    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 22, 2000

                                                 Registration No. 333-
                                                                      ----------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                CIENA CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   23-2725311
                 -----------------------------------------------
                      (I.R.S. Employer Identification No.)


                               1201 Winterson Road
                            Linthicum, Maryland 21090
                                 (410) 865-8500
                                 --------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                         -------------------------------
              CIENA Corporation 1999 Non-Officer Stock Option Plan
                            (Full title of the Plan)

                         -------------------------------
                             Michael O. McCarthy III
                  Vice President, General Counsel and Secretary
                                CIENA Corporation
                               1201 Winterson Road
                            Linthicum, Maryland 21090
                                 (410) 865-8500

 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                             Michael J. Silver, Esq.
                             Hogan & Hartson L.L.P.
                            111 South Calvert Street
                            Baltimore, Maryland 21202
                                 (410) 659-2700

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                 AMOUNT       PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
            TITLE OF SECURITIES                  TO BE         OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
              TO BE REGISTERED                 REGISTERED        PER SHARE               PRICE            FEE (1)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01  per share (2)    6,000,000          $ 99.09            $ 594,562,500       $ 156,965
---------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low prices per share of CIENA Corporation common stock, par value $.01 per share, on February 15, 2000, as reported on the NASDAQ National Market.

(2) Includes Series A Junior Participating Preferred Share Purchase Rights attached thereto, for which no separate fee is payable pursuant to Rule 457(i).

================================================================================

                                                Exhibit Index Appears on page 7.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  CIENA Corporation (the "Company") hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:

                  (a) The Registrant's Form 10-K for the fiscal year ended October 31, 1999 and filed December 10, 1999 and the Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 2000 and filed February 17, 2000;

                  (b)      All reports filed with the Commission pursuant to
                           Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since October 31, 1999; and

                  (c) The description of the Company's Common Stock, $.01 par value per share ("Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on January 13, 1997, including all amendments and reports filed under
                           Section 13(a) or 15(d) of the Exchange Act for purposes of updating the description of Common Stock.

                  In addition, all documents and reports filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable (the Common Stock is registered under Section 12(g) of the Exchange Act).

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Third Amended and Restated Certificate of Incorporation and bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant has entered into separate indemnification agreements with its directors, officers and certain employees which require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to maintain directors' and officers' liability insurance, if available on reasonable terms. The Registrant has directors' and officers' liability insurance with up to $100 million coverage per year. These indemnification provisions and the indemnification agreement between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

                           *           *            *

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  Exhibit
                  Number            Description
                  ------            -----------

                  4.1               Form of Common Stock Certificate (filed as
                                    Exhibit 4.1 to the Company's Registration
                                    Statement on Form S-1, Registration
                                    No.333-17729 and incorporated herein by
                                    reference).

                  4.2               Rights Agreement dated December 29, 1997
                                    (filed as Exhibit 4.2 to the Registrant's
                                    Form 8-K dated December 29, 1997 and
                                    incorporated herein by reference).

                  5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares being registered
                                    (filed herewith).

                  10.22             CIENA Corporation 1999 Non-Officer Stock
                                    Option Plan and Form of Stock Option
                                    Agreement (filed as Exhibit 10.22 to the
                                    Registrant's Form 10-K for the fiscal
                                    year ended October 31, 1999).

                  23.1 Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

                  23.2              Consent of PricewaterhouseCooopers LLP
                                    (filed herewith).

                  24.1 Power of Attorney (included on signature page).

ITEM 9.           UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)     To include any prospectus required
                           by Section 10(a)(3) of the Securities Act of 1933;

                                    (ii)    To reflect in the prospectus any
                           facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii)   To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                    Provided, however, that paragraphs (a)(1)(i)
                           and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                           Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

                                    (2)     That, for the purpose of determining
                           any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    (3)     To remove from registration by means
                           of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) The undertaking concerning indemnification is set forth under the response to Item 6.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linthicum, State of Maryland, on this 22nd day of February, 2000.


                           CIENA CORPORATION



                           By: /s/ Patrick H Nettles, Ph.D.
                               -------------------------------------------
                               Patrick H. Nettles, Ph.D.
                               President and Chief Executive Officer




                                POWER OF ATTORNEY

                  Know all men by these presents, that each individual whose signature appears below constitutes and appoints Patrick H. Nettles, Ph.D., Joseph R. Chinnici and Michael O. McCarthy III, and each of them as his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement (the "Registration Statement") relating to a registration of shares of common stock on Form S-8 and to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                       Signature                                            Title                                Date
                       ---------                                            -----                                ----

/s/ Patrick H. Nettles, Ph.D.                             Director, President and Chief Executive    February 22, 2000
-----------------------------------------------           Officer
Patrick H. Nettles, Ph.D.

/s/ Joseph R. Chinnici                                    Senior Vice President,                     February 22, 2000
-----------------------------------------------           Chief Financial Officer,
Joseph R. Chinnici                                        Principal Financial Officer

/s/ Andrew C. Petrik                                      Vice President, Controller and             February 22, 2000
-----------------------------------------------           Treasurer, Principal Accounting Officer
Andrew C. Petrik

/s/ Harvey B. Cash                                        Director                                   February 22, 2000
-----------------------------------------------
Harvey B. Cash

/s/ Billy B. Oliver                                       Director                                   February 22, 2000
-----------------------------------------------
Billy B. Oliver

/s/ Michael J. Zak                                        Director                                   February 22, 2000
-----------------------------------------------
Michael J. Zak

/s/ Stephen P. Bradley                                    Director                                   February 22, 2000
-----------------------------------------------
Stephen P. Bradley

/s/ John R. Dillon                                        Director                                   February 22, 2000
-----------------------------------------------
John R. Dillon

/s/ Gerald H. Taylor                                      Director                                   February 22, 2000
-----------------------------------------------
Gerald H. Taylor

                                  EXHIBIT INDEX


Exhibit
Number                                      Description
------                                      -----------
4.1           Form of Common Stock Certificate (filed as Exhibit 4.1 to the
              Company's Registration Statement on Form S-1, Registration No.
              333-17729 and incorporated herein by reference).

4.2 Rights Agreement dated December 29, 1997 (filed as Exhibit 4.2 to the Registrant's Form 8-K dated December 29, 1997 and incorporated herein by reference).

5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered (filed herewith).

10.22         CIENA Corporation 1999 Non-Officer Stock Option Plan and Form of
              Stock Option Agreement (filed as Exhibit 10.22 to the Registrant's
              Form 10-K for the fiscal year ended October 31, 1999).

23.1          Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

23.2          Consent of PricewaterhouseCoopers LLP (filed herewith).

24.1          Power of Attorney (included on signature page).